United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

December 12, 2008

PROSPERO MINERALS CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-50429 (Commission File Number)	33-1059313 (I.R.S. Employer Identification No.)
575 Madison Avenue, 10th Floor, New York, New York (Address of principal executive offices)		10022-2511 (Zip Code)

Registrant’s telephone number, including area code  (239) 243 0782

(Former name or former address, if changed since last report)

8.01 Other Events - Amendment to 8K filed December 8, 2008

X-Pedited Transfer Corporation,  hereby known as the Transfer Agent and Registrar and is authorized to issue and register such new certificates for the capital stock of the Company as may from time to time be requested.

The application for the Company name change from Prospero Minerals Corp. to Prospero Corp., which was passed on November 8th 2008 by a majority of 80% Plus of the shareholdings, has been filed through a Certificate of Amendment with Nevada Agency and Trust Company for the State of Nevada. After this name change has been completed and approved by the Secretary of State of the State of Nevada, all shareholders will be notified by X PEDITED TRANSFER .

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“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995Certain statements contained herein constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains “forward-looking statements” that can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof or given that the future results covered by such forward-looking statements will be achieved.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

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Pursuant to the requirements of the Securities Exchange Act of 1934, Prospero Minerals Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PROEPERO MINERALS CORP.

Dated : December 12, 2008                                    By: /s/ Hubert L. Pinder

                                                                                 Hubert L. Pinder - CFO